UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C 20549

                                  SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                               (AMENDMENT NO. __)

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement           [ ] Confidential, for use of the
[X] Definitive proxy statement                Commission only
[ ] Definitive additional materials           (as permitted by Rule 14a-6(e)(2))
[ ] Soliciting material under Rule 14a-12


                           FIRST NATIONAL CORPORATION
                           --------------------------
                (Name of Registrant as Specified in Its Charter)

              -----------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                           FIRST NATIONAL CORPORATION
                               520 Gervais Street
                         Columbia, South Carolina 29201
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held April 22, 2003

TO THE SHAREHOLDERS:

     Notice is hereby given that the Annual Meeting of the Shareholders (the "Annual Meeting") of First National Corporation, a South Carolina corporation (the "Company"), will be held at the Company's headquarters in the Dorchester-Jasper Room on the second floor, 520 Gervais Street, Columbia, South Carolina at 2:00 p.m., on April 22, 2003, for the following purposes:

     (1)  To elect six directors of the Company to serve three-year terms;

     (2) To approve an amendment to the Articles of Incorporation of the Company to change the name of the Company to SCBT Financial Corporation;

     (3) To ratify the appointment of J.W. Hunt and Company, LLP, Certified Public Accountants, as independent auditors for the Company for the fiscal year ending December 31, 2003; and

     (4) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only record holders of Common Stock of the Company at the close of business on March 11, 2003, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     The Company's Proxy, Proxy Statement (providing important shareholder information for the Annual Meeting), and 2002 Annual Report to Shareholders (which includes its 2002 Annual Report on Form 10-K) are enclosed with this Notice.

     You are cordially invited and urged to attend the Annual Meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED SELF-ADDRESSED, STAMPED ENVELOPE. IF YOU NEED ASSISTANCE IN COMPLETING YOUR PROXY, PLEASE CALL THE COMPANY AT 800-277-2175. IF YOU ARE A RECORD SHAREHOLDER, ATTEND THE ANNUAL MEETING AND DESIRE TO REVOKE YOUR PROXY AND VOTE IN PERSON, YOU MAY DO SO. IN ANY EVENT, A PROXY MAY BE REVOKED BY A RECORD HOLDER AT ANY TIME BEFORE IT IS EXERCISED.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF ALL THE PROPOSALS PRESENTED.


                                       By Order of the Board of Directors

                                       /s/ James C. Hunter, Jr.
                                       ------------------------------
                                       James C. Hunter, Jr.
                                       Secretary

Columbia, South Carolina
March 20, 2003

                           FIRST NATIONAL CORPORATION
                               520 Gervais Street
                         Columbia, South Carolina 29201

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           to be Held April 22, 2003

     This Proxy Statement is furnished to shareholders of First National Corporation, a South Carolina corporation (herein, unless the context otherwise requires, together with its subsidiaries, the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting of Shareholders to be held at the Company's headquarters in the Dorchester-Jasper Room on the second floor, 520 Gervais Street, Columbia, South Carolina at 2:00 p.m., on April 22, 2003 or any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

     Solicitation of proxies may be made in person or by mail, telephone or other means by directors, officers and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock of the Company held of record by such persons, and the Company will reimburse the reasonable forwarding expenses. The cost of solicitation of proxies will be paid by the Company. This Proxy Statement was first mailed to shareholders on or about March 21, 2003.

     The Company has its principal executive offices at 520 Gervais Street, Columbia, South Carolina 29201. The Company's mailing address is P.O. Box 1030, Columbia, South Carolina 29202, and it's telephone number is 800-277-2175.

                                 ANNUAL REPORT

     The Annual Report to Shareholders (which includes the Company's Annual Report on Form 10-K containing the Company's fiscal year ended December 31, 2002 financial statements) is enclosed herewith. Such Annual Report to Shareholders does not form any part of the material for the solicitation of proxies.

                              REVOCATION OF PROXY

     Any record shareholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise (a) by giving written notice to the Company of such revocation, (b) by voting in person at the meeting, or (c) by executing and delivering to the Company a later dated proxy. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy. Any written notice or proxy revoking a proxy should be sent to First National Corporation, P.O. Box 1030, Columbia, South Carolina 29202, Attention: James C. Hunter, Jr. Written notice of revocation or delivery of a later dated proxy will be effective upon receipt thereof by the Company.

QUORUM AND VOTING

     The Company's only voting security is its $2.50 par value Common Stock ("Common Stock"), each share of which entitles the holder thereof to one vote on each matter to come before the Annual Meeting. At the close of business on March 11, 2003 (the "Record Date"), the Company had issued and outstanding 7,673,339 shares of Common Stock, which were held of record by approximately 4,600 persons. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote on matters that come before the Annual Meeting. Notwithstanding the Record Date specified above, the Company's stock transfer books will not be closed and shares of the Common Stock may be transferred subsequent to the Record Date. However, all votes must be cast in the names of holders of record on the Record Date.

     The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. If a share is represented for any purpose at the Annual Meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for the purposes of establishing a quorum. Therefore, valid proxies which are marked "Abstain" or "Withhold" or as to which no vote is marked, including proxies submitted by brokers who are the record owners of shares but who lack the power to vote such shares (so-called "broker non-votes"), will be included in determining the number of votes present or represented at the Annual Meeting. If a quorum is not present or represented at the meeting, the shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time until a quorum is present or represented. If any such adjournment is for a period of less than 30 days, no notice, other than an announcement at the meeting, will be given of the adjournment. If the adjournment is for 30 days or more, notice of the adjourned meeting will be given in accordance with the Bylaws. Directors, officers and regular employees of the Company may solicit proxies for the reconvened meeting in person or by mail, telephone or other means. At any such reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. Once a quorum has been established, it will not be destroyed by the departure of shares prior to the adjournment of the meeting.

     Provided a quorum is established at the meeting, directors will be elected by a plurality of the votes cast at the Annual Meeting. Votes that are withheld, broker non-votes and the failure to return a signed proxy will have no effect on the outcome of the election of directors. Shareholders of the Company do not have cumulative voting rights.

     The proposal to amend the Articles of Incorporation of the Company to change its name to SCBT Financial Corporation will require the approval of the holders of two-thirds of the outstanding shares of Common Stock. Abstentions, broker non-votes and the failure to return a signed proxy will have the same effect as votes against the proposal.

     All other matters which may be considered and acted upon at the Annual Meeting, including the proposal to ratify the appointment of J. W. Hunt and Company, LLP, Certified Public Accountants, as independent auditors, require that the number of shares of Common Stock voted in favor of the matter exceed the number of shares of Common Stock voted against the matter, provided a quorum has been established. Abstentions, broker non-votes and the failure to return a signed proxy will have no effect on the outcome of such matters.

                       ACTIONS TO BE TAKEN BY THE PROXIES

     Each proxy, unless the shareholder otherwise specifies therein, will be voted "FOR" the election of the persons named in this Proxy Statement as the Board of Directors' nominees for election to the Board of Directors; "FOR" approval of the proposal to amend the Articles of Incorporation of the Company to change its name to SCBT Financial Corporation; and "FOR" the ratification of the appointment of J. W. Hunt and Company, LLP as independent auditors for the fiscal year ending December 31, 2003. In each case where the shareholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with his specifications. As to any other matter of business which may be brought before the Annual Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the best judgment of the persons voting the same. However, the Board of Directors does not know of any such other business.

                             SHAREHOLDER PROPOSALS

     Any shareholder of the Company desiring to present a proposal for action at the 2004 Annual Meeting of Shareholders must deliver the proposal to the executive offices of the Company no later than November 22, 2003 if such proposal is to be considered for inclusion in the 2004 proxy materials. Only proper proposals that are timely received will be included in the Company's 2004 Proxy Statement and Proxy. In addition, a shareholder who desires to nominate a person for election to the board of directors of the Company or to make any other proposal for consideration by shareholders at a shareholders' meeting must deliver notice of such proposed action to the Secretary of the Company no less than 45 days before such meeting. For a nominee for director, such notice must set forth the name of the nominee, his or her address, the number of shares of stock owned by the nominee and the name and address of the shareholder making the nomination. For any other shareholder proposal, such notice must set forth the name and address of the shareholder making the proposal and the text of the resolution to be voted on.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth, as of March 13, 2003, the number and percentage of outstanding shares beneficially owned by (i) each director and nominee for director of the Company, (ii) each executive officer named in the Summary Compensation Table, and (iii) all executive officers and directors of the Company as a group. No person is known by the Company to own more than 5% of the outstanding Common Stock.

                                     AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                              ---------------------------------------------------------
                                                        COMMON SHARES       PERCENT OF
                                 COMMON SHARES           SUBJECT TO A         SHARES
NAME OF BENEFICIAL OWNER      BENEFICIALLY OWNED(1)   RIGHT TO ACQUIRE(2)   OUTSTANDING
------------------------      ---------------------   -------------------   -----------
Colden R. Battey, Jr. (3)            88,379                 1,430              1.2%
Luther J. Battiste, III                 567                   550                *
Thomas S. Camp (4)(7)                 5,048                 9,460                *
Charles W. Clark (3)                 57,200                 1,870                *
M. Oswald Fogle                       9,892                 1,320                *
Dwight W. Frierson (5)               13,346                 2,200                *
John L. Gramling, Jr. (3)             4,228                     0                *
Richard L. Gray (3)                  77,583                 1,485              1.0%
Robert R. Hill, Jr. (7)              19,055                 8,800                *
C. John Hipp, III (6)(7)(8)          55,017                15,840                *
Robert R. Horger (3)(4)(8)           32,129                 4,950                *
Richard C. Mathis (4)(7)(8)           7,278                 3,987                *
Harry M. Mims, Jr.                   34,201                 1,870                *
Ralph W. Norman                       6,575                 1,650                *
Anne H. Oswald                          889                 1,100                *
John C. Pollok (4)(7)                 9,675                 3,987                *
Samuel A. Rodgers                    22,330                 1,540                *
James W. Roquemore (3)(5)            15,450                 1,650                *
Thomas E. Suggs                       2,390                 1,485                *
A. Dewall Waters                     29,880                 1,540                *
John W. Williamson, III              47,259                 1,210                *
Cathy Cox Yeadon (3)(5)              10,713                 1,100                *
All directors and executive
officers as a group (26 Persons)    597,848                76,064              8.8%
-------------------------

*Indicates less than one percent of the outstanding Common Stock.

(1) As reported to the Company by the directors, nominees and executive officers.

(2) Based on the number of shares acquirable by directors and executive officers through vested stock options within 60 days of the Record Date March 11, 2003.

(3) Excludes shares owned by or for the benefit of family members of the following directors and executive officers, each of whom disclaims beneficial ownership of such shares: Mr. Battey, 19,852 shares; Mr. Clark, 2,142 shares; Mr. Gramling, 822 shares; Mr. Gray, 30,180 shares; Mr. Horger, 4,699 shares; Mr. Roquemore, 18,908 shares; Ms. Yeadon, 4,331 shares.

(4) Includes shares held as of December 31, 2002 by the Company under the Company's Employee Savings Plan, as follows: Mr. Camp, 538 shares; Mr. Horger, 889 shares; Mr. Mathis, 737 shares; Mr. Pollok, 1,004 shares; and all directors and executive officers, as a group, 4,519 shares.

(5) For Mr. Frierson, includes 6,385 shares owned by Coca-Cola Bottling Company of Orangeburg, of which Mr. Frierson is a management affiliate. Mr. Frierson may direct the voting and disposition of these shares on that company's behalf. For Mr. Roquemore, includes 9,273 shares owned by Patten Seed Company, of which Mr. Roquemore is a 30% owner and management affiliate. For Ms. Yeadon, excludes 5,352 shares owned by Cox Scholarship Fund, of which Ms. Yeadon is an affiliate.

(6) Includes shares owned in partnerships that hold only the Company's stock. The partnerships require unanimous consent to vote or dispose of any shares of the stock. Partnership interests are included in the totals above, as follows: Mr. Hipp, 7,942 shares; and all directors and executive officers as a group, 14,310 shares.

(7) Includes shares of restricted stock granted to executive officers, over which they have full voting privileges. The shares are as follows: Mr. Camp, 4,400 shares; Mr. Hill, 4,400 shares; Mr. Hipp, 13,174 shares; Mr. Mathis, 3,850 shares; Mr. Pollok, 3,850 shares; and executive officers as a group, 32,774 shares. Of the preceding shares, Mr. Hipp is currently 50% vested in the shares and will be vested in the remaining 50% in April 2003. No other restricted stock shares are currently vested.

(8) Includes shares owned through the Company's Employee Stock Purchase Plan as follows: Mr. Hipp, 86 shares; Mr. Horger, 159 shares; Mr. Mathis, 105 shares; and executive officers as a group, 384 shares.

                             ELECTION OF DIRECTORS

     The Articles of Incorporation of the Company provide for a maximum of 20 directors, to be divided into three classes each serving three-year terms, with the classes as equal in number as possible. The board of directors of the Company has set the number of directors at 18, effective at the Annual Meeting. Colden R. Battey, Jr., Charles W. Clark, M. Oswald Fogle, Dwight W. Frierson, C. John Hipp, III, and Thomas E. Suggs, all of whom currently are directors of the Company and whose terms expire at the Annual Meeting, have been nominated by the board of directors for reelection by the shareholders. The Company's bylaws provide that no shareholder may nominate a person for election as a director of the Company unless the shareholder has notified the Secretary of the Company in writing not less than 45 days prior to the meeting at which directors are to be elected. Such notice must set forth the name of the nominee, his or her address, the number of shares of common stock owned by the nominee and the name and address of the shareholder making the nomination.

     The table below sets forth the name, age and business experience for the past five years of each nominee for director and each current director of First National Corporation.

                           YEAR FIRST
                             ELECTED     BUSINESS EXPERIENCE FOR
NAME AND AGE                DIRECTOR     THE PAST FIVE YEARS(1)
------------                ---------    -----------------------

                               Director Nominees Whose Terms Expire in 2006

Colden R. Battey, Jr. (67)     1999      Senior partner of Harvey & Battey Law
                                         Firm, Beaufort, S.C.

Charles W. Clark (53)          1993      President and owner of Exit 98
                                         Properties, L.L.C.; Golf Santee!,
                                         L.L.C. and Clark Management, L.L.C.
                                         These properties own, operate and
                                         market various businesses in the
                                         Santee, SC area.

M. Oswald Fogle (58)           2001      President of Decolam Inc., a company
                                         engaged in the lamination of boards and
                                         general warehousing.

Dwight W. Frierson (46)        1996      Vice Chairman of the Board, First
                                         National Corporation and South Carolina
                                         Bank and Trust, N.A. since 1999; Vice
                                         President and General Manager of
                                         Coca-Cola Bottling Company of
                                         Orangeburg, S.C.

C. John Hipp, III (51)         1994      President and Chief Executive Officer
                                         of First National Corporation since
                                         1994; Chief Executive Officer of South
                                         Carolina Bank and Trust, N.A.;
                                         President and Chief Executive Officer
                                         of South Carolina Bank and Trust, N.A.
                                         from 1994 to 2000; President of Rock
                                         Hill National Bank and Rock Hill
                                         National Bank Corporation from 1990 to
                                         1994.

Thomas E. Suggs (53)           2001      President and Chief Executive Officer
                                         of Keenan and Suggs, Inc., an insurance
                                         brokerage and consulting firm.

                               Director Directors Whose Terms Expire in 2005

Luther J. Battiste, III (53)   2001      Partner in the firm Johnson, Toal and
                                         Battiste, P.A., Attorneys at Law,
                                         Columbia, S.C. and Orangeburg, S.C.

Robert R. Hill, Jr. (36)       1996      President and Chief Operating Officer
                                         of South Carolina Bank and Trust, N.A.
                                         since May 2000; Senior Executive Vice
                                         President and Chief Operating Officer
                                         of South Carolina Bank and Trust, N.A.
                                         from January 1999 to May 2000;
                                         President of South Carolina Bank and
                                         Trust of the Piedmont, N.A. from July
                                         1996 to January 1999; Organizer of the
                                         South Carolina Bank and Trust of the
                                         Piedmont, N.A. from October 1995 to
                                         July 1996.

Ralph W. Norman (49)           1996      President of Warren Norman Co., Inc., a
                                         real estate brokerage firm. Anne H.
                                         Oswald (56) 1991 President, Oswald and
                                         Associates Realty, a real estate
                                         brokerage agency

Samuel A. Rodgers (71)         1998      Vice chairman of Carolina Eastern,
                                         Inc., a distributor of agricultural
                                         products; Chairman of the Board, South
                                         Carolina Bank and Trust of the Pee Dee,
                                         N.A..

A. Dewall Waters (59)          1987      Partner, Main Waters Enterprises, a
                                         partnership that owns and operates
                                         McDonald's Restaurants.

                               Current Directors Whose Terms Expire in 2004

John L. Gramling, Jr. (71)     1974*     Retired farmer.

Robert R. Horger (52)          1991      Chairman of the Board of First National
                                         Corporation and South Carolina Bank and
                                         Trust, N.A. since 1998; from 1994 to
                                         1998, Vice Chairman of the Board, First
                                         National Corporation and South Carolina
                                         Bank and Trust, N.A.; Attorney, Horger,
                                         Barnwell and Reid in Orangeburg, S.C.

Harry M. Mims, Jr. (61)        1988      President of J. F. Cleckley & Company ,
                                         a company engaged in site development.

James W. Roquemore (48)        1994      Chief Executive Officer, Patten Seed
                                         Company, Inc. of Lakeland, Georgia and
                                         General Manager of Super-Sod/Carolina,
                                         a company that produces and markets
                                         turf, grass, sod and seed. Owner and
                                         operator of golf courses in Georgia.

John W. Williamson, III (54)   2001      President of J.W. Williamson Ginnery,
                                         Inc., a cotton gin and warehouse
                                         that operates a grain elevator,
                                         produces fertilizers, and buys and
                                         sells agricultural products.

Cathy Cox Yeadon (53)          1997      Vice President, Human Resources at Cox
                                         Industries Inc., a wood preserver.

* Includes service as a director of South Carolina Bank and Trust, N.A. prior to the formation of First National Corporation in 1985.

(1) In May 2002, the Company changed the names of its banking subsidiaries, formerly known as First National Bank, National Bank of York County and Florence County National Bank, to South Carolina Bank and Trust, N.A., South Carolina Bank and Trust of the Piedmont, N.A., and South Carolina Bank and Trust of the Pee Dee, N.A., respectively.

                           COMPENSATION OF DIRECTORS

     Non-employee directors of the Company are paid a cash retainer of $300 per calendar quarter and $500 per meeting of the bank subsidiary board of which they are a member. Members of the Executive Committee, Audit Committee, and Compensation Committee are paid additional payments of $400, $350, and $300, respectively, for each committee meeting attended. The chairmen of the Audit and Compensation Committees receive $500 per committee meeting in lieu of the corresponding amounts above. In addition, the Chairman of the Board of the Company currently receives $70,000 per year for serving in that capacity. Directors who are also officers of the Company or its subsidiaries do not receive fees for serving as a director.

     In addition, all non-employee directors of the Company are entitled to receive nonqualified stock options under the Company's 1999 Stock Option Plan, which provides for the automatic grant of options to acquire 500 shares of common stock on December 30 of each odd-numbered calendar year beginning in 1999 and ending in 2005. In addition, under the plan, nonemployee directors who serve on the following committees are entitled to receive an option to acquire the following number of shares of common stock:

     Executive Committee       250 shares
     Audit Committee           100 shares
     Compensation Committee    100 shares

                MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     During 2002, the board of directors of the Company held four regular meetings. Each director with the exceptions of Dwight W. Frierson and James W. Roquemore attended at least 75% of the aggregate of (a) the total number of meetings of the board of directors held during the period for which he or she served as a director, and (b) the total number of meetings held by all committees of the board of directors of the Company on which he or she served.

     The board of directors of the Company maintains audit, compensation, executive and policy committees. The functions, composition and frequency of meetings for these committees during 2002 were as follows:

     Audit Committee - The audit committee is composed of M. Oswald Fogle, Chairman, Colden R. Battey, Jr., Ralph W. Norman, John W. Williamson, III, and Luther J. Battiste, III, who joined the committee in May 2002. The audit committee held 9 meetings and one seminar in 2002 and each member attended at least 75% of those meetings. The audit committee recommends to the board of directors the appointment of independent auditors, reviews with the independent auditors the recommendations and results of audit engagements, maintains direct reporting responsibility and regular communication with the internal audit staff of the Company's subsidiaries, reviews the scope and the results of the audits of the Company's internal audit department and other matters pertaining to the Company's accounting and financial reporting functions, approves the services to be performed by the independent auditors, considers the range of audit and non-audit fees, and reviews the adequacy of the Company's systems of internal financial management and accounting controls.

     Compensation Committee - The compensation committee is composed of A. Dewall Waters, Chairman, Colden R. Battey, Jr., Charles W. Clark, M. Oswald Fogle, and Harry M. Mims, Jr. The compensation committee met three times in 2002. The compensation committee evaluates the performance of the executive officers of the Company and recommends to the board of directors, through the executive committee, matters concerning compensation, salaries, and other forms of executive compensation to officers of the Company.

     Executive Committee - The executive committee is composed of Robert R. Horger, Chairman, Charles W. Clark, Richard L. Gray, Dwight W. Frierson, C. John Hipp, III , Harry M. Mims, Jr., James W. Roquemore, and Thomas E. Suggs. Each member except James W. Roquemore attended at least 75% of the executive committee meetings held in 2002. The board of directors of the Company may, by resolution adopted by a majority of its members, delegate to the executive committee the power, with certain exceptions, to exercise the authority of the board of directors in the management of the affairs of the Company. The executive committee also acts as a nominating committee for the purpose of recommending to the board of directors nominees for election to the board of directors. The executive committee will consider nominees recommended by record shareholders if the nomination is in writing and delivered to the Secretary of the Company not less than 45 days prior to the meeting of shareholders at which directors are to be elected. The written nomination must state the name, address and number of shares owned by the nominee, and the name and address of the shareholder making the nomination. The executive committee met 23 times in 2002.

     Policy Committee - The policy committee is composed of Dwight W. Frierson, Chairman, Charles W. Clark, Richard L. Gray, C. John Hipp, III, Robert R. Horger, Harry M. Mims, Jr., James W. Roquemore, and Thomas E. Suggs. The primary purpose of the policy committee is to recommend new policies and review present policies or policy updates and changes. The policy committee met four times in 2002.

     The Sarbanes-Oxley Act of 2002 imposes new requirements on public companies and their officers and directors. As required by the Sarbanes-Oxley Act, the Securities and Exchange Commission has adopted or proposed, among other things, a number of changes to its disclosure requirements and to the listing requirements imposed upon companies with securities listed on a stock exchange. The Company monitors developments under the Sarbanes-Oxley Act and intends to take any required action to respond to the changes mandated by the Sarbanes-Oxley Act when these changes have been finalized and are effective.

    PROPOSAL TO CHANGE THE NAME OF THE COMPANY TO SCBT FINANCIAL CORPORATION

     In May 2002, the Company changed the names of its banking subsidiaries so that they would operate under the "South Carolina Bank and Trust" and "SCBT" banners. The Company's three banking subsidiaries, formerly known as First National Bank, National Bank of York County and Florence County National Bank, were renamed South Carolina Bank and Trust, N.A., South Carolina Bank and Trust of the Piedmont, N.A., and South Carolina Bank and Trust of the Pee Dee, N.A., respectively. The decision to change the name of the Company's banking subsidiaries primarily reflects the expansion of the Company into more parts of South Carolina, the relocation of the Company's corporate headquarters to Columbia, South Carolina, and the Company's desire to have its operating subsidiaries more closely identified with the State of South Carolina.

     The Board of Directors of the Company now believes that it is in the best interests of the Company to change its name to SCBT Financial Corporation. The Board of Directors believes that the new name will help to avoid confusion about the relationship between the Company and its banking subsidiaries and will better identify the Company with its banking subsidiaries.

     To accomplish the proposed name change, the Company will amend and restate Article FIRST of the Articles of Incorporation of the Company to read in substance as follows:

     "FIRST: The name of the corporation is SCBT Financial Corporation."

     Your vote in favor of the name change will be a vote in favor of an amendment to the Articles of Incorporation of the Company in substance as set forth above.

     The name change will become effective upon the filing of an amendment to the Articles of Incorporation of the Company or at any later date that is specified in the amendment. If the proposed name change is approved by the shareholders of the Company, it is anticipated that the Company will make the appropriate filings to implement the name change during the second quarter of 2003. However, the Company reserves the right to abandon the proposed name change at any time prior to the name change becoming effective. The name change will not affect the validity or transferability of currently outstanding stock certificates, and shareholders will not be requested to surrender for exchange any certificates presently held by them.

     Under South Caorlina law, the proposed name change requires the approval of the holders of two-thirds of the outstanding shares of Common Stock of the Company. Accordingly, abstentions, broker non-votes and the failure to return a signed proxy card will have the same effect as votes against the proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF CHANGING THE COMPANY'S NAME TO SCBT FINANCIAL CORPORATION.

                             EXECUTIVE COMPENSATION

     The following table summarizes for the years indicated current and long-term compensation for the Chief Executive Officer of the Company and the four most highly compensated executive officers other than the Chief Executive Officer.

                           SUMMARY COMPENSATION TABLE

                                         Annual                        Long Term
                                     Compensation(1)              Compensation Awards
                                     ---------------              -------------------
Name and                                                   Restricted     Securities Underlying      All Other
Principal Position        Year      Salary    Bonus(2)   Stock Awards(3)       Options(#)         Compensation(4)
------------------        ----      ------    --------   ---------------       ----------         ---------------
C. John Hipp, III         2002     $262,150    $87,590          -                10,560               $6,502
President and Chief       2001      251,466     94,113          -                10,560                5,737
Executive Officer         2000      236,301     30,440          -                   -                  6,191

Robert R. Hill, Jr.       2002     $171,120    $61,482      $107,600              6,600               $5,506
President and COO         2001      164,597     59,802          -                 5,720                4,726
South Carolina            2000      150,882     19,766          -                   -                  4,743
Bank and Trust, N.A.

Thomas S. Camp            2002     $152,280    $72,952      $107,600              4,400               $4,499
President and CEO         2001      145,157     77,329          -                 2,750                4,065
South Carolina Bank       2000      135,927     37,414          -                   -                  4,235
and Trust of the
Piedmont, N.A.

Richard C. Mathis         2002     $146,590    $49,836       $94,150              4,400               $4,331
Executive Vice            2001      128,739     41,739          -                 2,200                3,789
President and             2000(5)    78,462     26,383          -                 5,500                  668
Chief Financial Officer

John C. Pollok            2002     $135,890    $54,118       $94,150              3,850               $4,015
Executive Vice            2001      127,200     49,358          -                 2,750                3,758
President and             2000      113,003     26,512          -                   -                  3,642
Chief Administrative
Officer

(1) Perquisites and personal benefits did not exceed the lesser of $50,000 or 10% of total salary plus bonus.

(2) The Company's subsidiaries maintain incentive compensation plans. Amounts payable under the incentive compensation plans are most commonly based on the particular subsidiary's performance in terms of its return on equity for any calendar year. The Compensation Committee sets performance goals at the beginning of any calendar year. The board of directors, however, has the discretion to change during any year the performance goals, payment amounts and other requirements of the incentive compensation plans. The incentive compensation plans create incentive reserves containing a specified percentage of the banks' income over the income needed for a targeted percentage return on equity for the calendar year. Amounts paid into an incentive pool are distributed to participating employees based on the individual employee's merit and salary level.

     Additionally, the executive officers participate in an incentive plan that provides cash incentive payments based on the executive's performance in accomplishing specific goals. These payments are derived from a pool of funds established by the Compensation Committee at tiered levels based on meeting and exceeding planned net income targets and other corporate strategic objectives.

(3) The Company did not grant any shares of restricted stock to the executive officers named above during 2001 or 2000. The number and current market value of shares of restricted stock held by the officers named above at December 31, 2002, were as follows: Mr. Hipp - 13,174 shares ($316,176); Mr Hill - 4,400 shares ($105,600); Mr. Camp - 4,400 shares ($105,600); Mr.
     Mathis - 3,850 shares ($92,400); and Mr. Pollok - 3,850 shares ($92,400).

(4) Includes contributions by the Company's subsidiaries through matching or discretionary contributions to their employee savings plans allocated to the named executive officers' accounts, and term life insurance premiums paid by the Company's subsidiaries for the benefit of the named executive officers as follows:

                              EMPLOYEE SAVINGS PLAN     LIFE INSURANCE PREMIUMS
                              ---------------------     -----------------------
C. John Hipp, III     2002           $4,000                     $2,502
                      2001            3,400                      2,337
                      2000            3,400                      2,791

Robert R. Hill, Jr.   2002           $3,422                     $1,634
                      2001            3,200                      1,526
                      2000            2,931                      1,812

Thomas S. Camp        2002           $3,046                     $1,453
                      2001            2,806                      1,259
                      2000            2,640                      1,595

Richard C. Mathis     2002           $2,932                     $1,399
                      2001            2,575                      1,214
                      2000              -                          668

John C. Pollok        2002           $2,718                     $1,297
                      2001            2,544                      1,214
                      2000            2,192                      1,450


     The employee savings plan is a "tax qualified" plan under Section 401(a) of the Internal Revenue Code and covers all employees.

(5)  Mr. Mathis' employment with the Company began in May 2000.

                             EMPLOYMENT AGREEMENTS

     In September 1999, C. John Hipp, III, entered into an amended and restated employment and noncompetition agreement with the Company providing for his employment as President and Chief Executive Officer of the Company. The term of the amended agreement began September 30, 1999 and continues for three years. The agreement provides that on each anniversary date beginning September 30, 2000, the term shall be extended for one year (so that on each anniversary date the term will be three years), unless at least 60 days prior to any anniversary date either Mr. Hipp or the Company gives to the other notice in writing of non-renewal. The agreement provides for compensation for Mr. Hipp at the 1999 level or a greater rate set by the board of directors or by a committee appointed by the board of directors, plus fringe benefits and reimbursement of expenses. If Mr. Hipp's employment is terminated for any reason by either Mr. Hipp or by the Company following a change in control and while this agreement is in effect, Mr. Hipp will be entitled to continued compensation of an amount equal to the product of 2.99 multiplied by his "Base Amount" as defined in
Section 280G(b)(3) of the Internal Revenue Code (generally the average of the previous five tax years' annual compensation), such amount to be paid over 36 months or in a lump sum at Mr. Hipp's discretion. If Mr. Hipp is terminated without cause or because of death or disability, Mr. Hipp (or his estate) will be entitled to be paid his then current base salary plus health and dental insurance coverages for a period of one year from the date of such termination. During his employment and for 12 months following any termination described above, Mr. Hipp has agreed not to compete with the Company through accepting traditional banking services employment in any county where the Company is conducting business, solicit customers of the Company, or induce any Company employee to leave the Company for the purpose of competing with the Company.

     All of the other executive officers named in the Summary Compensation Table and certain other executive officers have entered into employment agreements with the Company. These agrements generally have terms of five years and provide that such executive officers shall be entitled to receive their base salaries and health benefits for a period of six months if their employment with the Company is terminated without cause. These agreements further provide that, upon a change in control of the Company, these executive officers will be entitled to receive their base salaries generally for a period of at least two years if their employment is terminated following such change in control.

                            RESTRICTED STOCK AWARDS

     From time to time, the Company has awarded shares of restricted stock to its executive officers. These shares generally vest subject to the continued employment of the officer as follows: a) 25% of the shares vest free of restrictions on the third anniversary of the date of grant; b) 25% of the shares vest free of restrictions on the fifth anniversary of the date of grant; and c) 50% of the shares vest free of restrictions on the seventh anniversary of the date of grant. An officer's interest in any non-vested shares would terminate upon the termination of the officer's employment with the Company for any reason. However, all restricted shares will fully vest if there is a change of control of the Company or an officer dies while employed by the Company. Unless an officer's interest in any restricted shares terminates, each officer generally has the right to vote restricted shares and to receive dividends paid on the shares. The number of restricted shares issued to the named executive officers during 2002, 2001 and 2000 is set forth in the preceeding Summary Compensation Table.

                                 STOCK OPTIONS

     The following table provides information concerning stock options exercised by the named executives in 2002 and the value of options held by each executive at December 31, 2002.

    AGGREGATED OPTION EXERCISES DURING 2002 AND YEAR END 2002 OPTION VALUES

                                                         NUMBER OF SECURITIES
                                                             UNDERLYING               VALUE OF UNEXERCISED
                        SHARES                           UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                      ACQUIRED ON       VALUE           AT FISCAL YEAR-END(2)         AT FISCAL YEAR-END(3)
EXECUTIVE OFFICER     EXERCISE(#)   REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-----------------     -----------   --------------   -----------   -------------   -----------   -------------
C. John Hipp, III         -                -            10,560         21,120        $ 59,191      $ 168,454
Robert R. Hill, Jr.       -                -             5,720         12,320          32,062         96,926
Thomas S. Camp            -                -             7,672          6,958          13,296         53,819
Richard C. Mathis       1,925           $18,060          2,474          7,701          22,570         60,431
John C. Pollok            -                -             2,337          6,463          13,899         50,471

(1) Based on the difference between the closing price on the date of exercise and the option exercise price.

(2) Figures shown represent the total number of shares subject to unexercised options held by the indicated executive officers at year end 2002. The number of shares subject to options which were exercisable and unexercisable at year end 2002 is displayed. The number of options granted has been adjusted to reflect all stock splits and stock dividends.

(3) Dollar amounts shown represent the value of "in-the-money" stock options held by the indicated executive officers at December 31, 2002. Shares subject to an option are considered to be "in-the-money" if the fair market value at December 31, 2002 of shares of stock exceeds the exercise or base price of such shares. The value of the "in-the-money" options is computed based on the difference between the $24.00 per share fair market value of the stock at December 31, 2002 and the exercise or base price of the shares subject to the underlying options. The value of shares subject to options that are exercisable and unexercisable at December 31, 2002 is displayed.

     The following table provides information concerning the grant of stock options during 2002 to the named executives.

                             OPTION GRANTS IN 2002

                                                                                                     Potential Realizable
                                           Percent of Total                                            Value At Assumed
                    Number of Securities   Options Granted    Exercise or                         Annual Rates of Stock Price
                     Underlying Options    to Employees in     Base Price                        Appreciation for Option Term(3)
Executive Officer       Granted(#)(1)        Fiscal Year      ($/Share)(2)   Expiration Date            5%            10%
-----------------       -------------        -----------      ------------   ---------------            --            ---
C. John Hipp, III          10,560               13.93%           $17.545         1/3/2012           $ 116,519     $ 295,281
Robert R. Hill, Jr.         6,600                8.71             17.545         1/3/2012              72,824       184,551
Thomas S. Camp              4,400                5.81             17.545         1/3/2012              48,549       123,034
Richard C. Mathis           4,400                5.81             17.545         1/3/2012              48,549       123,034
John C. Pollok              3,850                5.09             17.545         1/3/2012              42,481       107,655

(1) All stock options become exercisable over a four-year period in 25% annual increments.

(2) The exercise price equals the market price of the Company's common stock on the date of the grant.

(3) The potential gains are based on the assumed annual rates of stock price appreciation of 5% and 10% over the term of each option. Any actual gains are dependent on the future performance of the Company's common stock and general market conditions. There is no assurance that the assumed rates of stock price appreciation will be achieved. Increases in the stock price will benefit all shareholders commensurately.

                    REPORT ON EXECUTIVE OFFICER COMPENSATION

     The Company's Compensation Committee is required to provide the Company's shareholders with a report discussing the Compensation Committee's policies in establishing compensation for the Company's executive officers. The report is also required to discuss the relationship, if any, between the Company's performance and executive officer compensation. Finally, the report must specifically discuss the factors and criteria upon which the compensation paid to the Company's Chief Executive Officer was based.

     The fundamental philosophy of the Company's compensation program is to offer competitive compensation opportunities for executive officers that are based both on the individual's contribution and on the Company's performance. The compensation paid is designed to retain and reward executive officers who are capable of leading the Company in achieving its business objectives in an industry characterized by complexity, competitiveness and change. The compensation of the Company's executive officers is reviewed and approved annually by the Compensation Committee. Annual compensation for the Chief Executive Officer (and other executive officers) consists of three elements.

     o A base salary that is determined by individual contribution and performance, and which is designed to provide a base level of compensation comparable to that provided to key executives of other financial institutions of similar size and performance.

     o A short-term cash incentive program that is directly linked to individual performance and the Company's soundness, financial performance, and growth.

     o A long-term incentive program that provides stock options and, in certain cases, shares of restricted stock to executive officers. Such awards provide an incentive that focuses the executive's attention on managing the Company from the perspective of a shareholder with an equity stake in the business. The economic value of any such award is directly tied to the future performance of the Company's stock and will provide value to the recipient when the price of the Company's stock increases over time.

     For the Company's key executives, base salary is targeted to approximate average salaries for individuals in similar positions with similar levels of responsibilities who are employed by other banking organizations of similar size and financial performance. During 2002, the Company increased the Chief Executive Officer's base salary by 4.25%. The compensation committee determined that the 4.25% increase in the Chief Executive Officer's base salary, in combination with the cash and stock incentive programs available, was appropriate in light of two primary factors. The first factor was a desire of the board of directors to provide the Chief Executive Officer with a base salary that, combined with other components of total compensation, is comparable to that paid on average by other banking organizations of similar size and financial performance. The Company periodically participates in local, state and other salary/compensation surveys and has access to other published salary/compensation data. The compensation committee annually reviews national, regional, statewide and local peer group salary data (to the extent available) to assist it in setting appropriate levels of the Chief Executive Officer's and other executive officers' base salaries. A second factor considered by the Compensation Committee in setting and adjusting base salary was the Company's 2001 accomplishment of a 13.64% return on average equity and the accomplishment of other financial objectives. These performance indicators are updated annually, where needed, to help determine the increase in the key executives' base salary and is also used to help determine the annual cash incentive, as described below.

     The Company has also established short-term cash incentive plans for its subsidiaries. Under the primary plan, all wage and salaried employees of a sponsoring subsidiary are eligible to participate after meeting tenure requirements. For purposes of determining the cash incentive payable under the plan, performance is measured based on return on equity. At the beginning of each year, the Compensation Committee sets performance goals expressed as target returns on equity percentages. The board of directors, at its discretion, retains the flexibility to change performance goals, bonus amounts and requirements of the plan during the year. Incentive reserves are established by setting aside appropriate percentages of net income above the target returns on equity for the calendar year. Amounts paid into the incentive reserves are distributed to wage and salaried employees based on their wage and salary level and performance, which is measured by their semiannual evaluation rating.

     Additionally, the Company has established a performance-based executive officer incentive plan that may provide cash incentive payments based on executives' performance in accomplishing specific individual goals and the Company's attaining certain net income levels and certain measures of safety, soundness, and growth. The Compensation Committee may establish a pool of funds for payments to executives at tiered levels based on meeting and exceeding such targets.

     For key executives, the annual cash incentive during the years 2000, 2001, and 2002 ranged from approximately 13% to 53% of normal base salary for full-year participants. This means that up to approximately one-half of annual compensation was variable, could fluctuate significantly from year to year, and was directly and indirectly tied to business and individual performance.

     Please refer to the Summary Compensation Table for a listing of stock options and restricted shares granted to the listed executives in 2000, 2001, and 2002.

     This report is provided as a summary of current practice with regard to the annual compensation review and authorization of executive officer compensation, and with respect to specific action taken for the Chief Executive Officer. The $1,000,000 tax deduction limitation for executive compensation which is not performance based, added by the Omnibus Budget Reconciliation Act of 1993, is not relevant to this year's report and does not affect either the Company's or it subsidiaries' compensation policy. Should such limitations become relevant, steps will be taken to amend the Company's and its subsidiaries' compensation policy to assure compliance.

                             COMPENSATION COMMITTEE

A. Dewall Waters, Chairman      Colden R. Battey, Jr.      Charles W. Clark
                    M. Oswald Fogle            Harry M. Mims, Jr.

                          DEFINED BENEFIT PENSION PLAN

     South Carolina Bank and Trust, N.A. maintains for the Company a noncontributory, defined benefit pension plan covering its employees, including the Company's executive officers. The pension plan is a "tax qualified" plan under Section 401(a) of the Internal Revenue Code and must also comply with provisions of the Employee Retirement Income Security Act of 1974.

     The pension table below shows estimated annual benefits payable upon retirement to persons in the specified remuneration and years of service categories as if retirement had occurred on December 31, 2002. The benefits shown are computed on a single life only annuity basis.

            EMPLOYEES' PENSION PLAN OF SOUTH CAROLINA BANK AND TRUST
                      ESTIMATED ANNUAL RETIREMENT BENEFITS
           (FOR AN EMPLOYEE WHOSE NORMAL RETIREMENT DATE IS 1/1/2003)

                             Years of Service
--------------------------------------------------------------------------------
     FAC*        10 Years        20 Years        30 Years        40 Years
--------------------------------------------------------------------------------
  $ 30,000        $ 2,700         $ 5,400         $ 8,100         $ 9,450
    50,000          5,215          10,430          15,645          18,253
    70,000          8,315          16,630          24,945          29,103
   100,000         12,965          25,930          38,895          45,378
   150,000         20,715          41,430          62,145          72,503
   200,000         28,465          56,930          85,395          99,628
   250,000         28,465          56,930          85,395          99,628
   300,000         28,465          56,930          85,395          99,628
   350,000         28,465          56,930          85,395          99,628
   400,000         28,465          56,930          85,395          99,628
--------------------------------------------------------------------------------

*FAC: Final Average Compensation is computed as the average amount of a participant's compensation earned over the last 60 months prior to his or her retirement date or early termination of employment.

     Upon a participant's retirement at normal retirement date (age 65), a monthly retirement benefit will be paid in accordance with pension plan provisions. The amount of such monthly retirement benefit will equal 1/12 of the sum of (i) and (ii) as follows: (i) .90% of the pension plan participant's final average compensation multiplied by his years of credited service up to a maximum of 35 years; and (ii) .65% of the pension plan participant's final average compensation in excess of his covered compensation multiplied by his years of credited service up to a maximum of 35 years. For purposes of the above formula, social security covered compensation is currently set at $36,000 for an employee whose normal retirement date is January 1, 2003. A participant's final average compensation consists of the average amount of a participant's compensation earned over the last 60 months prior to early or normal retirement. A participant is credited with one year of credited service under the pension plan for each year in which 1,000 or more hours are worked. Benefits under the pension plan are not subject to deduction for social security or other offset amounts. For purposes of computing a participant's final average compensation, the pension plan uses the following definition of participant compensation: W-2 earnings, including bonuses, overtime and commissions, but excluding employer contributions to employee benefit plans, as limited by Section 401 (a)(17) of the Internal Revenue Code.

     The executive officer compensation used for purposes of computing executive officer benefits under the pension plan is approximately the same as that shown in the Summary Compensation Table under Annual Compensation, plus the value of Restricted Stock Awards during the year in which the awards vest. As of December 31, 2002 the named executive officers had accumulated the following years of credited service toward retirement: Mr. Hipp, 9 years credited service; Mr. Hill, 7 years credited service; Mr. Camp, 4 years credited service; Mr. Mathis, 2 years credited service; and Mr. Pollok, 6 years credited service.

                         SHAREHOLDER PERFORMANCE GRAPH

     The following line graph compares the Company's cumulative total shareholder return with a performance indicator of the overall stock market and a published industry index. Shareholder return (measured through increases in stock price and payment of dividends) is often a benchmark used in assessing corporate performance and the reasonableness of compensation paid to executive officers.

     Shareholders should recognize that corporations often use a number of other performance benchmarks (in addition to shareholder return) to set various levels of executive officer compensation. The Company's 2002 Annual Report to Shareholders contains a variety of relevant performance indicators concerning the Company. Thus, shareholders may wish to consider other relevant performance indicators in assessing shareholder return and the reasonableness of executive compensation, such as growth in earnings per share, book value per share and cash dividends per share, along with return on equity and return on assets percentages. As described in the Report on Executive Officer Compensation, the Company's compensation committee uses, among other considerations, return on equity in helping to determine short-term cash incentive program awards.

     The performance graph below compares the Company's cumulative total return over the most recent five year period with the AMEX Major Market Index, a broad stock market performance index for the exchange on which the Company's stock is listed, and the SNL Southeast Bank Index, a banking industry performance index for the southeastern United States. Returns are shown on a total return basis, assuming the reinvestment of dividends and a beginning stock index price of $100 per share. The value of the Company's stock as shown in the graph is based on information known to the Company regarding transactions in the Company's stock.

                           FIRST NATIONAL CORPORATION





                       [PERFORMANCE CHART GRAPHIC OMITTED]





                                               Period Ending
                           -----------------------------------------------------
Index                      12/31/97 12/31/98 12/31/99 12/31/00 12/31/01 12/31/02
--------------------------------------------------------------------------------
First National Corporation  100.00   133.15   108.56    65.74    99.92   140.08
AMEX Major Market Index     100.00   120.32   144.04   135.75   132.29   116.37
SNL Southeast Bank Index    100.00   106.46    83.77    84.12   104.79   115.76

SNL Financial LC
(c) 2003

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company's banking subsidiaries have loan and deposit relationships with some of the directors of the Company and its subsidiaries and loan, deposit, and fee-for-service relationships with some of the companies with which the directors are associated, as well as with some members of the immediate families of the directors. (The term "members of the immediate families" for purposes of this paragraph includes each person's spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, and brothers and sisters-in-law.) Such loan, deposit, or fee relationships were made in the ordinary course of business, were made on substantially the same terms, including interest rates, collateral and fee pricing as those prevailing at the time for comparable transactions with other persons, and did not, at the time they were made, involve more than the normal risk of collectibility or present other unfavorable features.

     Robert R. Horger, Chairman of the Board of the Company, and Colden R. Battey, Jr., a director, are partners in the law firms of Horger, Barnwell & Reid and Harvey & Battey, PA, respectively, both of which South Carolina Bank and Trust, N.A. engaged as counsel during 2002 and may engage during the current fiscal year.

     Thomas E. Suggs, a director and member of the Policy Committee, is President and CEO of Keenan and Suggs, Inc., an insurance brokerage and consulting firm that the Company used during 2002 and will use during the current fiscal year as an insurance broker for certain policies.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     As required by Section 16(a) of the Securities Exchange Act of 1934, the Company's directors and executive officers are required to report periodically their ownership of the Company's stock and any changes in ownership to the Securities and Exchange Commission. Based on a review of Forms 3, 4 and 5 and written representations made to the Company, it appears, except for the following, that all such reports for these persons were filed in a timely fashion in 2002. On December 11, 2002, Mr. Gramling, a director, gifted 1,560 shares of the Company's stock. This transaction report was filed on March 10, 2003.

                            INDEPENDENT ACCOUNTANTS

     The board of directors, upon the recommendation of the audit committee, has appointed J. W. Hunt and Company, LLP, independent certified public accountants, as independent auditors for the Company and its subsidiaries for the current fiscal year ending December 31, 2003, subject to ratification by the Company's shareholders. J. W. Hunt and Company, LLP has advised the Company that neither the firm nor any of its partners has any direct or material interest in the Company and its subsidiaries except as auditors and independent certified public accountants of the Company. Representatives of J.W. Hunt and Company, LLP are expected to be at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                             AUDIT COMMITTEE REPORT

     The Audit Committee reviews the Company's financial reporting process, including internal controls, on behalf of the board of directors. The Committee is composed of five directors of the Company, each of whom is independent as defined by the rules of the American Stock Exchange. Management has the primary responsibility for the financial statements, internal controls, and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles. The board of directors has approved and adopted a formal written charter for the Audit Committee.

     In the context of these responsibilities, the Audit Committee met with management and the independent auditors to review and discuss the December 31, 2002 audited financial statements. The Audit Committee discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures and letter required by Independence Standards Board No. 1 (Independence Discussion with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee also has considered whether the independent auditor's provision of nonaudit services, as set forth in "Audit and Other Fees" below, is compatible with the auditor's independence.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors on March 20, 2003, that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

                                 AUDIT COMMITTEE

M. Oswald Fogle, Chairman       Colden R. Battey, Jr     Luther J. Battiste, III
                     Ralph W. Norman        John W. Williamson, III


                              AUDIT AND OTHER FEES

     The following listing presents the aggregate fees billed to the Company (i) for the independent audit of the Company's annual financial statements and employee benefit plans and for the reviews of the Company's Form 10-Q filings for the year ended December 31, 2002; and (ii) for other reviews, tax preparations and estimates, and miscellaneous services rendered for the year ended December 31, 2002 by J.W. Hunt and Company, LLP.

     Audit and Review Fees                                            $ 142,829
     Financial Information Systems Design and Implementation Fees           --
     All Other Fees                                                      66,198
                                                                      ---------
     Total                                                            $ 209,027

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

     The Company is mailing to shareholders contemporaneously with these Proxy Materials a copy of its Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission. Further inquiries regarding the Form 10-K should be directed to: First National Corporation, P.O. Box 1030, Columbia, South Carolina 29202, attention: John L. Phillips, Controller.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Colden R. Battey, Jr., a director, is a partner in the law firm of Harvey and Battey, PA, which South Carolina Bank and Trust, N.A. engaged as counsel for certain transactions during 2002 and may engage during the current fiscal year. No current or former officer, and no other member of the Compensation Committee, has directly or indirectly entered into any transactions with the Company of a nature that would be required to be disclosed in this Proxy Statement.

                                 OTHER BUSINESS

     The Company does not know of any other business to be presented at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

PROXY
                           FIRST NATIONAL CORPORATION
              Proxy Solicited on Behalf of the Board of Directors
                    for 2003 Annual Meeting of Shareholders

     C.John Hipp, III and Richard C.Mathis, or either of them, with full power of substitution, are hereby appointed as agent(s) of the undersigned to vote as proxies all of the shares of Common Stock of First National Corporation held of record by the undersigned on the record date at the annual meeting of shareholders to be held on April 22, 2003, and at any adjournment thereof, as follows:

1.   ELECTION OF DIRECTORS:

Colden R.Battey, Jr., Charles W.Clark, M.Oswald Fogle, Dwight W.Frierson, C.John Hipp III, Thomas E.Suggs

[ ] FOR all nominees listed above         [ ] WITHHOLD AUTHORITY to vote for all
    (except any I have written below)         nominees listed above

INSTRUCTION: To withhold authority to vote for any individual(s), write the nominee's(s')name(s)on the line below.

           -----------------------------------------------------------

2. PROPOSAL TO APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION OF FIRST NATIONAL CORPORATION TO CHANGE ITS NAME TO SCBT FINANCIAL CORPORATION.

                   [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

3. PROPOSAL TO RATIFY APPOINTMENT OF J.W.HUNT AND COMPANY,LLP, CERTIFIED PUBLIC ACCOUNTANTS, AS FIRST NATIONAL'S INDEPENDENT AUDITORS FOR 2003:

                   [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

             (Continued and to be dated and signed on reverse side)

4. And, in the discretion of said agents, upon such other business as may properly come before the meeting, and matters incidental to the conduct of the meeting.

THE PROXIES WILL BE VOTED AS INSTRUCTED. IF NO CHOICE IS INDICATED WITH RESPECT TO A MATTER WHERE A CHOICE IS PROVIDED, THIS PROXY WILL BE VOTED "FOR" SUCH MATTER.

                          Sign exactly as your name or names appear.When signing in a representative capacity, give title such as Trustee, Personal Representative, or President. Date:_________________________________________,2003

                          ______________________________________________________
                                           Shareholder sign here
                          ______________________________________________________
                                            Co-owner sign here

HAS YOUR ADDRESS CHANGED?              DO YOU HAVE ANY COMMENTS?
__________________________________     _________________________________________
__________________________________     _________________________________________
__________________________________     _________________________________________